UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2017

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On November 30, 2017 (the “Effective Date”), Investors Real Estate Trust and its affiliates, including its operating partnership, IRET Properties, a North Dakota Limited Partnership (collectively, “IRET”), and Harrison Street Real Estate LLC, a Delaware limited liability company (the “Purchaser”), entered into a Purchase and Sale Agreement (the “Agreement”).  Under the terms of the Agreement, IRET will sell 28 medical office buildings and one other commercial property, representing approximately 1.3 million square feet (each, a “Property,” and collectively, the “Properties”), to the Purchaser for the aggregate price of $417.5 million in cash (the “Purchase Price”).  Of the Purchase Price, $4.5 million shall be deposited as earnest money within five days of the Effective Date.  If the closing occurs, the earnest money shall be applied to the Purchase Price, with the balance of the Purchase Price, subject to any closing adjustments, being paid in cash or by wire transfer of immediately available funds on the date of closing.

The Purchaser can terminate the Agreement under several situations, including if:

•                  Purchaser determines that the reports, investigations and tests provided to or completed by Purchaser during the due diligence period are unacceptable to Purchaser in its sole discretion;

•                  Purchaser discovers unacceptable conditions with the title commitments or property surveys (which have not been cured or removed);

•                  more than 20% or more of any Property is damaged, destroyed or condemned (or subject to any eminent domain proceeding) prior to closing;

•                  any tenant that leases 5,000 square feet or more of gross leasable areas at any Property (a “Major Tenant”) has the right to terminate its lease or abate rent payable as a result of any damage, destruction or condemnation at such Property prior to closing;

•                  there is a material default, bankruptcy or insolvency of a Major Tenant after the expiration of the due diligence period (which is scheduled to expire on December 22, 2017, unless extended by mutual agreement);

•                  Seller shall not have delivered a written waiver of any right of first offer, right of first refusal or other option then in effect for a third party to purchase all or any portion of any Property as a result of execution of the Agreement;

•                  any litigation shall be pending or threatened which challenges Purchaser’s right to purchase, or Seller’s right to sell, any Property; or

•                  Seller shall not have delivered certain estoppel certificates to the Purchaser.

In some instances, if a condition is not satisfied with respect to an individual Property, Purchaser may elect to exclude such Property from the closing.  In such event, the Purchase Price allocated to such Property shall be deducted from the Purchase Price.

The completion of the sale is subject to the satisfaction of customary due diligence and the satisfaction of certain closing conditions, including closing adjustments related to the allocation of such items as real estate taxes, leases, utilities, title fees and personal property taxes.

It is currently anticipated that the sale will close by the end of January 2018.   The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending January 31, 2018.

Item 7.01.             Regulation FD Disclosure.

On November 30, 2017, IRET issued a press release announcing the Agreement, as described above, as well as the disposition of certain non-core assets, the purchase of a multifamily property in Denver and the execution of a new term loan. The press release announcing these transactions is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements relate to the closing of the sale of the medical office portfolio. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from projected results. Such risks and uncertainties those risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, and in subsequent quarterly reports on Form 10-Q.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

99.1	Press Release dated November 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: November 30, 2017	By:	/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr.
President & Chief Executive Officer